CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We consent to the reference to our firm under the caption "Financial Highlights" and to the use of our report dated September 28, 2010 in this Registration Statement (Form N-1A No. 33-48013) of Bhirud Funds, Inc.

VB&T CERTIFIED PUBLIC ACCOUNTANTS, PLLC

New York, New York

September 28, 2010

Registered with the Public Company Accounting Oversight Board